Exhibit 10.16
CONFIDENTIAL
LOAN AGREEMENT
BETWEEN
XIN ZHOU
AND
SHANGHAI TIAN ZHUO ADVERTISING CO., LTD.
DATED APRIL 1, 2008

LOAN AGREEMENT
This LOAN AGREEMENT (“this Agreement”) is entered into in Shanghai, the People’s Republic of China (the “PRC”) on April 1, 2008 by and between the following parties:
1.	SHANGHAI TIAN ZHUO ADVERTISING CO., LTD., a limited liability company incorporated under the laws of the PRC, of which the legal address is Room 201, Building 2, No.38 Haiguang Road, Shanyang Town, Jinshan District, Shanghai (the “Borrower”); and

2.	XIN ZHOU, a citizen of the People’s Republic of China, whose identity card number is [•] and the residential address is [•] (the “Lender”).
(In this Agreement, the above parties are referred to individually as a “Party” and collectively the “Parties”.)
WHEREAS:
1.	The Lender is the sole existing shareholder of the Borrower. The Borrower is seeking a fund support from the Lender for its proposed contribution into the capital increase of Shanghai Rundao Culture Co., Ltd. (“Rundao”) and for its purchase of the advertisement dissemination right from Rundao.

2.	In order to clarify the respective rights and obligations of the Parties under the above loan arrangement, the Parties hereby agree as follows:
ARTICLE ONE DEFINITIONS
1.1	In this Agreement

“Loan” means the RMB loan described in Article 2 of this Agreement.

“Outstanding Amount” means the outstanding amount under the Loan.

“PRC” means the People’s Republic of China, for the purpose of this Agreement, excluding Hong Kong, Macao, and Taiwan.

“Repayment Notice” has the meaning prescribed thereto in Article 4.1 hereof.

1.2	Any reference in this Agreement to the following terms shall be interpreted as follows.

“Article” shall be interpreted as an article in this Agreement, unless otherwise specified in the context of this Agreement.

“Taxes” shall be interpreted to include any taxes, fees, duties, or other charges of the same nature (including but not limited to any penalties or interests related to any unpaid or overdue amount of such Taxes).

“Borrower” or “Lender” shall be interpreted to include the successors and assignees permitted by each Party for its respective interests.

1.3	Unless otherwise specified, any reference in this Agreement to this Agreement or any other agreement or document shall be interpreted as the reference to this Agreement, or, as the case may be, the amendments, modifications, replacements or supplements to such other agreement or document that are already made or may be made in the future from time to time.

1.4	The headings are for reference only.

1.5	Unless the context otherwise requires, plural form shall be deemed to include its singular form, and vice versa.
ARTICLE TWO AMOUNT AND INTEREST OF THE LOAN
2.1	The Parties hereby confirm that the Lender has provided the principal of the Loan to the Borrower in the amount of RMB70,000,000 (in words: seventy million Yuan).

2.2	The interest rate for the Loan under this Agreement is ZERO, i.e. there shall be no interest accruing on the Loan.
ARTICLE THREE PURPOSE OF THE LOAN
The Borrower shall only use the Loan under this Agreement for its contribution into the capital increase of Rundao and for its purchase of the advertisement dissemination right from Rundao.
ARTICLE FOUR REPAYMENT
4.1	The Lender may, at any time, determine at its sole discretion to require the Borrower to repay all or any part of the Outstanding Amount by giving a repayment notice (the “Repayment Notice”) to the Borrower thirty (30) days in advance.

4.2	The Borrower may, at any time, submit a repayment request (the “Repayment Request”) to the Lender thirty (30) days in advance to request the repayment of all or any part of the Outstanding Amount.

4.3	Upon the expiration of the thirty (30) days period provided in the Repayment Notice, the Borrower shall repay the Outstanding Amount in cash, or in such other manner as may be agreed to by the Parties at that time.
ATTICLE FIVE TAXES
The Lender shall assume all of the Taxes related to the Loan.
ARTICLE SIX COMPENSATION FOR BREACH
6.1	The Borrower undertakes to indemnify and hold harmless the Lender against any actions, charges, claims, costs, damage, demands, expenses, liabilities, losses or procedures suffered or incurred by the Lender due to any breach by the Borrower of any of its obligations under this Agreement.

6.2	Notwithstanding any other provision of this Agreement, the effect of this Article shall not be affected by the suspension or termination of this Agreement.
ARTICLE SEVEN ACCOUNTS AND DEBTS EVIDENCE
The Parties should keep the accounts evidencing the amount lent or repaid by it in accordance with this Agreement. For any legal act or procedure arising out of or in connection with this Agreement, the content recorded in such accounts is the preliminary evidence of the existence and amount of their respective obligations.
ARTICLE EIGHT CONFIDENTIALITY
8.1	Irrespective of the termination of this Agreement, the Borrower is obligated to keep confidential (i) the execution, performance and content of this Agreement, and (ii) the trade secrets and proprietary information related to the Lender that are known to or received by the Borrower as a result of the execution or performance of this Agreement (collectively the “Confidential Information”). The Borrower shall not use such Confidential Information for any purpose other than for the performance of its obligations under this Agreement. Without the written consent of the Lender, the Borrower shall not disclose the above Confidential Information to any third party, failing which it shall be liable for the breach and indemnify the Lender against its losses.

8.2	After the termination of this Agreement, the Borrower shall, as requested by the Lender, return, destroy, or otherwise dispose of all of the documents, datum, or software that contain any Confidential Information, and stop using the Confidential Information of the same type.

8.3	Notwithstanding any other provision of this Agreement, the effect of this Article 6 shall not affected by the suspension or termination of this Agreement.
ARTICLE NINE NOTICE
9.1	Any notice, request, demand or other correspondence required under or in accordance with this Agreement shall be delivered to the related Party in writing.

9.2	The above notice or other correspondence, shall be deemed to be delivered (i) upon being sent out if by facsimile or electric transmission, or (ii) upon handover in person if by hand delivery; or (iii) upon the fifth (5th) day of being posted if by mail.
ARTICLE TEN MISCELLANEOUS
10.1	This Agreement is written in Chinese in two originals. Each of the Parties to this Agreement shall hold one original.

10.2	The execution, effectiveness, performance, modification, interpretation and termination of this Agreement shall be governed by the laws of the PRC.

10.3	Any dispute arising out of or in connection with this Agreement shall be resolved by the Parties through consultation. In the event the Parties fail to agree with each other within ten (10) days after the dispute arises, the dispute shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Commission for arbitration in Shanghai in accordance with the arbitration rules thereof effective at the submission of the application for arbitration. The arbitration award shall be final and binding upon the Parties.

10.4	Any right, power or remedy granted to each of the Parties by any provision of this Agreement shall not preclude any other rights, powers or remedies that such Party is entitled to under the laws and under any other provisions of this Agreement, and any Party’s exercise of any of its rights, powers or remedies shall not preclude its exercise of any other rights, powers or remedies that it is entitled to.

10.5	A Party’s failure or delay in exercising any of its rights, powers or remedies that it is entitled to under this Agreement or under the laws (the “Available Rights”) shall not constitute its waiver of such rights, nor shall any single or partial waiver of any Available Rights by a Party preclude its exercise of those rights in another manner or its exercise of any other Available Rights.

10.6	The headings in this Agreement are written for the ease of reference only, and shall in no event be used for, or affect, the interpretation to this Agreement.

10.7	Each provision of this Agreement is severable and independent from any of the other provisions. If at any time any one or more provisions of this Agreement become invalid, illegal or unenforceable, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby.

10.8	Any modification or supplement to this Agreement shall not come into effect unless made in writing and duly executed by the Parties.

10.9	Without prior written consent of the Lender, the Borrower shall not transfer any of its rights and/or obligations under this Agreement to any third party. The Lender has the right to transfer any of its rights and/or obligations under this Agreement to any third party upon prior written notice to the other Parties.

10.10	This Agreement shall be binding upon the lawful successors of the Parties.
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[EXECUTION PAGE]
IN WITNESS WHEREOF, this Agreement is executed by the following Parties on the date and at the place as first written above.
XIN ZHOU

Signature:	/S/Xin Zhou
SHANGHAI TIAN ZHUO ADVERTISING CO., LTD.
(Seal)

Signature:	/S/Xin Zhou and /seal/
Name:
Title: